                  CONSULTING AND SEPARATION AGREEMENT

     This CONSULTING AND SEPARATION AGREEMENT (this "Agreement"') is made and entered into on August 13, 1998 to be effective as of July 28, 1998 (the "Effective Date"') by and between Sport Supply Group, Inc., a
Delaware  corporation   (the  "Company")  and   Peter S. Blumenfeld
("Blumenfeld").

     WHEREAS, the Company and Blumenfeld entered into the following agreements: (i) Employment Agreement dated as of February 28, 1991, as amended by Amendment No. 1 to Employment Agreement and Severance Agreement dated January 23, 1997 to be effective as of December 11, 1996 (the "Employment Agreement"); (ii) Severance Agreement dated as of February 28, 1991, as amended by Amendment No. 1 to Employment Agreement and Severance Agreement dated January 23, 1997 to be effective as of December 11, 1996 (the "Severance Agreement"); and (iii) several Stock Option Agreements, as amended, the terms of which are summarized on Exhibit A attached hereto (the "Stock Option Agreements"); the Employment Agreement, Severance Agreement and Stock Option Agreements are collectively referred to herein as the "Blumenfeld Agreements").

     WHEREAS, except as otherwise set forth herein, the Company and Blumenfeld desire to terminate (i) their relationship as employer and employee, respectively, and (ii) the Blumenfeld Agreements, and enter into this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Blumenfeld agree as follows:

1. Resignation. Blumenfeld hereby resigns as an officer, director and employee of the Company and Athletic Training Equipment Company, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("ATEC"), effective upon the Effective Date.

2.   Consulting  Agreement.    Blumenfeld   hereby  agrees  to   provide
consulting services to the Company pursuant to the following terms:

     a. Extent of Services. Blumenfeld agrees to provide consulting services up to 40 hours per month to the Company from August 1, 1998 through July 31, 2000 (the "Consulting Period") and shall report to the Company's senior executive officers. During such time, Blumenfeld agrees to promptly respond to all reasonable business-related requests from the Company's senior executive officers, and perform such duties or responsibilities as are reasonably requested by any of the Company's senior executive officers, including without limitation, assisting the Company in all of its current and future litigation proceedings. Blumenfeld further acknowledges and agrees that he is not and will not represent himself as an agent of the Company or its Affiliates (as defined in Section 22 below) and shall have no authority to bind the Company or its Affiliates in any manner without the prior written authorization of a senior executive officer of the Company. Blumenfeld further agrees to uphold his duty of loyalty to the Company, its management, and its business and proprietary interests during the Consulting Period. The temporary inability of Blumenfeld to render services to the Company by reason of other employment, vacation, partial or permanent disability or incapacity shall not constitute a failure by Blumenfeld to perform his obligations hereunder and shall not be deemed a breach or default by him hereunder, so long as Blumenfeld responds to the Company's request and provides such consulting services within a reasonable period of time thereafter.

     b. Compensation. As compensation for the performance of Blumenfeld's services as a consultant hereunder on a monthly basis, the Company shall pay Blumenfeld an amount equal to $25.00 per hour for each hour of consulting services actually rendered by Blumenfeld in accordance with the terms of this Agreement (the "Consulting Compensation"). The Consulting Compensation will accrue and be payable to Blumenfeld in arrears on a monthly basis in accordance with the payroll practices of the Company in effect from time to time during the Consulting Period, less such amounts required to be withheld or deducted therefrom. In addition, the Company will reimburse Blumenfeld for his reasonable travel and business expenses incurred in connection with providing consulting services hereunder and in accordance with the Company's policy on travel and entertainment, a copy of which has previously been provided to Blumenfeld. All requests for payment and reimbursement shall be in writing and supported by invoices, receipts or similar documentation, and shall otherwise be in compliance with the Company's policy regarding reimbursement.

3.   Other Benefits.    Subject to  the  terms and  conditions  of  this
Agreement, the Company will provide Blumenfeld with the following (`` Other Benefits''):

     a.   Cash Payments.   The Company will  pay Blumenfeld  twenty-four
(24) equal monthly installments of $9,709.73 no later than the last day of each calendar month, with the first payment being made on August 31, 1998 and the last payment being made on July 31, 2000; provided, however, such payments shall cease upon the earlier of the termination of this Agreement, Blumenfeld's death or as provided in Section 5 below.

     b. Automobile. Blumenfeld may use his Company car until the earlier of the expiration date of the lease (December 18, 1998) or until the Company requests Blumenfeld to return the car, at which time he agrees to return such car and all property relating thereto (including the keys) in clean and good working condition to the Manager of Human Resources within 5 days of the Company's request.

4. Covenants and Agreements of Blumenfeld. Blumenfeld acknowledges and agrees that the Other Benefits set forth in Section 3 hereof and the other consideration he has accepted and received pursuant to this
Agreement are  not otherwise  due  to him.    In consideration  for  the
payments and other consideration reflected in Section 3 of this Agreement, the receipt and sufficiency of which are hereby acknowledged, Blumenfeld voluntarily and knowingly:

     a. Nondisparagement of Company. Agrees that after the date hereof, he will not say, publish or do anything that casts the Company or any of its Affiliates, any of its products or the industry or management of the Company or any of its Affiliates in an unfavorable light, or disparage or injure the Company's or any of its Affiliate's goodwill, business reputation or relationship with existing or potential suppliers, vendors, customers, employees, contractors, investors or the financial community in general, or the goodwill or business reputation of the Company's or any of its Affiliate's employees, officers, directors, consultants or contractors. Notwithstanding the foregoing, nothing herein shall prohibit or hinder Blumenfeld from truthfully testifying in a hearing, deposition or other legal proceeding in which Blumenfeld could be criminally or civilly sanctioned for the failure to respond truthfully.

     b. Release. Hereby waives, releases and forever discharges and covenants not to sue the Company and/or its predecessors; successors; partners; Affiliates, parents, or subsidiaries; assigns, employee retirement, health and welfare benefit plans and the fiduciaries thereof; officers; administrators; employees; former employees; directors; trustees; shareholders; representatives; attorneys; and agents, from all claims, liabilities, demands, actions, or causes of action, in contract, tort or otherwise, including but not limited to all wrongful discharge claims, all tort, intentional tort, personal injury, negligence, gross negligence, defamation, and contract claims, any claim for attorneys' fees, or any claim arising from any federal, state or local civil rights and/or employment legislation (including but not limited to Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Texas Commission on Human Rights Act, the Texas Payday Act, the Americans with Disabilities Act, and any claim for benefits, including but not limited to those arising under the Employee Retirement Income Security Act of 1974 ("ERISA"), known or hereafter discovered by Blumenfeld, on account of or connected with or growing out of, directly or indirectly, Blumenfeld's employment and resignation thereof or any act or omission by the Company or its agents occurring on or before the Effective Date. By execution hereof, Blumenfeld represents, covenants, and warrants that no claims released or waived herein have been previously conveyed, assigned, or transferred in any manner, whether in whole or in part, to any persons, entity, or other third party. Blumenfeld expressly represents that he is competent and authorized to release and/or waive any claim he may have against the Company on any basis whatsoever.

     c. Acknowledgment. Acknowledges that as of Effective Date: (i) Blumenfeld's employment by the Company is lawfully and voluntarily terminated; (ii) Blumenfeld has received all due and owing pay for all labor and services performed by him for the Company; (iii) he has received or been compensated for all salary, vacation time, sick leave, compensatory time, reimbursable expenses, car allowance, personal injuries, bonuses, profit-sharing, retirement, health, welfare, pension, all rights under all employee benefits to which he may have been entitled as of the Effective Date; (iv) he will promptly reimburse the Company for all personal expenses incurred by Blumenfeld, including, without limitation, travel advances; and (v) there are no other agreements, whether written or oral, between Blumenfeld and the Company, other than the Blumenfeld Agreements.

     d. Termination of Stock Option Agreements. Blumenfeld acknowledges that he has been paid in full pursuant to the Severance Agreement and Employment Agreement and that the Company owes him no additional monies or other obligations under such agreements. Blumenfeld acknowledges that, in consideration of the payments and other consideration reflected in Section 3 of this Agreement, the Stock
Option Agreements are deemed cancelled and terminated as of the Effective Date and are no longer in force or effect. Blumenfeld further agrees to surrender the Stock Option Agreements to the Company.

     e. Noncompetition; Confidentiality; Etc. Notwithstanding anything to the contrary contained herein, the terms and provisions of Sections 5 (Confidentiality), 6 (Noncompetition), 7 (Injunctive Relief), 8(b) and (g) (Termination), 11 (Severability), 12 (Waiver), 13 (Governing Law) and 15 (Attorneys Fees) of the Employment Agreement shall survive termination of the Employment Agreement and the parties hereto agree and confirm that such provisions are in full force and effect as if the Employment Agreement had not been terminated.

     f. Litigation Assistance. Agrees to assist the Company, at the Company's request, with respect to all of the Company's litigation proceedings and claims made against the Company and its Affiliates by Eugene I. Davis and agrees to promptly respond to all business related requests from the Company relating thereto. Blumenfeld understands and agrees that any and all information pertaining to any of the Company's litigation is confidential and proprietary, that he will not discuss any issues relating to any litigation with any third party (other than representatives of the Company) without the prior written consent of the Company. Notwithstanding the foregoing, nothing herein shall prohibit or hinder Blumenfeld from truthfully testifying in a hearing, deposition or other legal proceeding in which Blumenfeld could be criminally or civilly sanctioned for the failure to respond truthfully.

5.   Conditions.

It is expressly understood  that the obligations  and
agreements of the Company pursuant to this Agreement are expressly subject to the continuing performance by Blumenfeld of the obligations, covenants and agreements assumed by him pursuant hereto. In this regard and not by way of limitation, the obligations, covenants and agreements of the Company pursuant to Sections 2 and 3 are expressly conditioned on Blumenfeld continuing performance of the obligations and agreements described in Sections 2, 3, 4, 6, 7, 8, 9 and 13 hereof. In the event the Company's Board of Directors in good faith determines (after providing Blumenfeld and counsel with notice and a reasonable opportunity to appear before the Board of Directors), in its sole discretion, that Blumenfeld has engaged in any activity that is materially inimical, contrary, detrimental or harmful to the Company's interests or otherwise breached any representation, agreement, covenant or obligation contained herein (and such breach is not cured within ten
(10) days of Blumenfeld's receipt of a written notice by the Company alleging such breach in reasonable detail), the agreements, covenants and obligations of the Company pursuant hereto shall terminate and be of no further force or effect, without prejudice to any other right the Company may have hereunder to performance of the agreements and obligations assumed by Blumenfeld hereunder. Notwithstanding the foregoing, the ten (10) day cure period described in the immediately preceding sentence will not apply if the Company's Board of Directors determines that Blumenfeld breached Sections 2, 4 and/or 13 of this Agreement. In the event the Company fails to pay Blumenfeld any amounts owing hereunder other than for a reason set forth in the third sentence of this Section (and such failure is not cured within ten (10) days of the Company's receipt of a written notice by Blumenfeld alleging such failure), the Noncompetition provisions referenced in Paragraph 4(e) hereof shall be terminated and of no further force or effect.

6. Return of Property. Blumenfeld further agrees to return to the Company (Attention: Manager of Human Resources), simultaneously with the execution of this Agreement, all computers, computer disks or other magnetic storage data, facsimile machines, telephones, credit cards, calling cards, keys, security codes, and other property of the Company in Blumenfeld's possession or control and all documents, records, notebooks, mailing lists, business proposals, contracts, agreements and other repositories containing information concerning the Company or its business, whether copies or originals (including but not limited to all correspondence, client and/or customer lists, vendor agreements, minutes or agenda(s) for any meeting, hand-written notes, journals, computer printouts or programs, office memoranda, other tangible items or materials). Notwithstanding the foregoing, the parties agree Blumenfeld has paid for the following items and may retain such items so long as such items do not contain any of the Company's confidential information and Blumenfeld signs the Airpass Agreement dated August 3, 1998:

     Computer (Intel PII and accessories, Invoice No. 8700807-IN)
     Computer Printer (HP Laserjet 6 LSE, Invoice No. 137432191)
     Facsimile Machine (Sharp Plain Paper Fax, Catalog No. G20-UX1100) American Airlines Airpass No. H007722

7. Revocation of this Agreement. Blumenfeld further acknowledges and agrees that he has the right to discuss all aspects of this Agreement with a private attorney, and that he has done so to the extent he desires. Blumenfeld acknowledges and understands that he has twenty-one
(21) days to sign this Agreement after receipt of it in order to fully consider all of its terms. Blumenfeld further acknowledges and understands that this Agreement may be revoked by him in writing within seven (7) days from the date he signs it, and that this Agreement shall not become effective or enforceable until eight (8) days after Blumenfeld has signed this Agreement.

8. Taxes. Blumenfeld further acknowledges and agrees that he shall be solely responsible for the payment of all his federal, state and local taxes, interest and penalties, if any, which are or may become due on the amount paid to him under this Agreement, and agrees to defend, indemnify and hold the Company harmless from any tax claims on that amount.

9. Full and Final Settlement. This Agreement is contractual, not a mere recital, and is a full and final settlement of any and all claims each party hereto may have against the other and its affiliates on any basis whatsoever, and shall be binding on the each party hereto and their heirs, personal representative(s), estate, successors and assigns.

10. Entire Agreement. This Agreement and the provisions of the Employment Agreement referenced in Section 4(e) hereof) constitute the entire understanding Blumenfeld has with the Company and supersedes any previous agreement, whether oral or written, between the Company and Blumenfeld. No other promises or agreements regarding the matters addressed herein shall be binding unless they are in writing and signed by Blumenfeld and the Company.

11. No Continuing Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. Any waiver must be in writing and signed by the party entitled to performance.

12. Attorneys' Fees. If any civil action, whether at law or in equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, court costs and other reasonable expenses of litigation, in addition to any other relief to which such party may be entitled.

13. Confidentiality. Blumenfeld further agrees to keep the terms of this Agreement wholly and completely confidential. Further, Blumenfeld agrees not to disclose the amount, terms, substance, or contents of this Agreement to any person or persons, excluding only his spouse, his attorneys, his tax advisors and any government agency to which he is required by law to reveal the terms of this Agreement. In addition, Blumenfeld agrees not to use or disclose any Confidential Information as defined in this paragraph. Blumenfeld further represents and warrants that none of the Company's Confidential Information is in his possession or control, including without limitation, on the computer or diskettes
in  his  possession  or   control.    As  used   herein,  "Confidential
Information" means all information concerning the Company or concerning any subsidiary, division or affiliate (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of the Company that is not in the public domain (including, without limitation, any information regarding employees or former employees and their families, including information pertaining to compensation or medical conditions).

14. Injunctive Relief. Each party acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each party will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach and agrees not to use as a defense that any party has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

15. No Admission of Liability. This Agreement does not constitute an admission of liability of any kind by the Company or Blumenfeld.

16. Governing Law. This Agreement shall be interpreted by, governed by, and enforced under the substantive laws (and not the choice of law provisions) of the State of Texas, except where preempted by federal law.

17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, properly addressed, certified mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

          Sport Supply Group, Inc.
          1901 Diplomat Drive
          Farmers Branch, Texas 75234
          Attention:  President

     If to Blumenfeld:

          Peter S. Blumenfeld
          13631 Ashridge
          Dallas, Texas 75240

     with a copy to:

          David A. Wood
          Wood, Exall & Bonnet, L.L.P.
          1222 Merit Drive
          Suite 880
          Dallas, Texas  75251

18. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same agreement.

19. Jurisdiction. The parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and agree and consent that service of process may be made upon each party in any proceeding arising out of this Agreement by service of process as provided by Texas law. All parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court of Dallas County, State of Texas, or in the United States District Court for the Northern District of Texas, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto further agree to designate an agent for service of process in the City of Dallas in connection with any such suit, action or proceeding if requested by the other party in contemplation of such a suit, action or proceeding and deliver to the other party evidence thereof. The parties hereto hereby irrevocable agree that any proceeding against any party arising out of or in connection with this Agreement shall be brought in the District Courts of Dallas County, Texas, or in the United States District Court for the Northern District of Texas.

20. Severability. The parties hereto expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any public policy, statutory or common law rules, regulations or decisions of any governmental or regulatory body, such sections, sentences, words, clauses or combinations thereof shall be modified to the extent necessary to make it enforceable and this Agreement shall remain binding upon the parties hereto.

21. Descriptive Headings. The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

22. Affiliate. When used in this Agreement, the term "Affiliate" shall mean (1) any corporation or organization of which such person is an officer, director or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or financial interest therein; or (2) any persons that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Any person who is an Affiliate of any party hereto on the date hereof shall be deemed to be the Affiliate of such party for purposes of this Agreement, regardless of whether such person ceases to be an Affiliate of such party after the date hereof. Any person who at any time after the date hereof becomes an Affiliate of any party hereto shall be deemed to be the Affiliate of such party for purposes of this Agreement, regardless of whether such person was an Affiliate on the date hereof.

23. The Company agrees that after the date hereof, it will not say, publish or do anything that casts Blumenfeld in an unfavorable light, or disparages or injures Blumenfeld's goodwill, business reputation or relationship with investors or the financial community in general. In addition, the Company hereby waives, releases and forever discharges and covenants not to sue Blumenfeld on account of Blumenfeld's employment with the Company with respect to acts occurring on or before the Effective Date. By execution hereof, the Company represents, covenants, and warrants that no claims released or waived herein have been previously conveyed, assigned, or transferred in any manner, whether in whole or in part, to any persons, entity, or other third party. Notwithstanding the foregoing, nothing herein shall prohibit or hinder the Company from truthfully testifying in a hearing, deposition or other legal proceeding in which the Company could be criminally or civilly sanctioned for the failure to respond truthfully.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on August 13, 1998.


SPORT SUPPLY GROUP, INC.

By:  /s/ John P. Walker                 /s/ Peter S. Blumenfeld
      President, Chief Operating Officer          Peter S. Blumenfeld
      and Chief Financial Officer

                              EXHIBIT A

                           SUMMARY OF OPTIONS

                 DATE OF    EXPIRE     NUMBER    EXERCISE
                  GRANT      DATE    OF OPTIONS  PRICE

                02/25/91   02/25/01  110,625*     $7.60**
                06/25/91   06/25/01    6,250*      4.80
                02/07/92   02/07/02   18,750*      7.90**
                12/28/92   12/28/02   14,375*      6.90
                08/12/93   08/12/03   18,750*     10.20**
                12/27/93   12/27/98   50,000*     14.10**
                05/09/94   05/09/04   25,000     13.125*
                                                   *
                01/03/95   01/02/05   21,200      10.63**
                01/23/97   01/22/07     35,000    7.50

                  TOTAL              299,950

          *  Adjusted for March 10, 1994 5:4 Stock Split

             Exercise Price reduced to $7.50 per share